EXHIBIT 2.2
Voting Agreement
     This Agreement is entered into as of July 6, 2007 by Stericycle, Inc., a Delaware corporation (“Parent”), TMW Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Parent (“MergerSub”), and the holders of common stock of MedSolutions, Inc., a Texas corporation (the “Company”), signatory hereto (each, a “Shareholder,” and collectively, the “Shareholders”).
Background:
     A. Each Shareholder is a significant shareholder of the Company. The number of shares of the Company’s common stock, par value $.001 per share (“Company Common Stock”), that each Shareholder owns (the Shareholder’s “Shares”), and the percentage that the Shareholder’s Shares represent of the Company’s issued and outstanding shares of Company Common Stock as of July 6, 2007, are shown opposite the Shareholder’s name on the attached Exhibit A.
     B. Concurrently with the execution of this Agreement, Parent, MergerSub and the Company have entered into an Agreement and Plan of Merger, dated July 6, 2007 (the “Merger Agreement”), pursuant to which Parent will acquire all of the Company’s outstanding capital stock for cash and promissory notes through a reverse subsidiary merger of MergerSub with and into the Company (the “Merger”).
     C. The Company’s board of directors, on the basis of the unanimous recommendation of its Special Committee, has unanimously resolved to recommend that Company’s shareholders approve the Merger Agreement and the consummation of the Merger.
     D. Parent and MergerSub would not have entered into the Merger Agreement without the voting and other assurances provided by the Shareholders in this Agreement.
     E. Each Shareholder will receive substantial direct and indirect benefits from the consummation of the Merger, pursuant to which each share of Company Common Stock will be converted into the right to receive the Merger Consideration.
     Now, therefore, in consideration of their mutual promises, and intending to be legally bound, the parties agree as follows:
     1. Definitions
     Capitalized terms used in this Agreement (including the preceding background paragraphs) without being defined have the same meanings that they have in the Merger Agreement.
     2. Voting
     Each Shareholder agrees that, during the term of this Agreement:

     (a) the Shareholder shall vote all of the Shareholder’s Shares in favor of the Merger Agreement and the Merger at the Shareholders Meeting and at any adjournment of the meeting; and
     (b) the Shareholder shall not enter into any voting agreement in respect of the Shareholder’s Shares or give any Person a proxy or power of attorney in respect of the Shareholder’s Shares in conflict with or inconsistent with the Shareholder’s obligations under this Agreement.
     3. Transfers
     During the term of this Agreement, the Shareholder shall not sell, transfer or otherwise encumber (“Transfer”) ownership or control of any of the Shareholder’s Shares otherwise than in accordance with the terms of the Merger unless the Shareholder first provides Notice to Parent and MergerSub of the proposed Transfer and delivers to Parent and MergerSub, prior to or concurrently with the proposed Transfer and in form acceptable to Parent and MergerSub, the written agreement of the proposed transferee to be bound by the terms of this Agreement in respect of the Shares transferred.
     4. Term
     This Agreement shall terminate on the first of the following times or events to occur:
     (a) the Effective Time; or
     (b) the termination of the Merger Agreement pursuant to Sections 9.1, 9.2 or 9.3 of the Merger Agreement.
     Upon the termination of this Agreement, all of the Shareholders’ respective obligations under this Agreement shall terminate.
     5. Specific Performance
     If for any reason a Shareholder fails to perform any of the Shareholder’s obligations under this Agreement, Parent and MergerSub shall be entitled, as their sole remedy for the Shareholder’s failure, to specific performance and injunctive relief, without the necessity of posting any bond or other security.
     6. Notices
     All notices and other communications under this Agreement (“Notices”) shall be in writing and sent by certified or registered mail, overnight messenger service, personal delivery or facsimile as follows:
     (a) if to the Company, to:
MedSolutions, Inc.

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12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
Attention: Mr. Matthew H. Fleeger
                 President and Chief Executive Officer
Fax: (972) 776-8767
          with a required copy to:
Block & Garden, LLP
12750 Merit Drive
Park Central VII, Suite 770
Dallas Texas 75251
Attention: Mr. Steven R. Block
Fax: (214) 866-0991
     (b) if to Parent or MergerSub, to:
Stericycle, Inc.
21861 North Keith Drive
Lake Forest, Illinois 60045
Attention: Mr. Frank ten Brink
                 Executive Vice President
                    and Chief Financial Officer
Fax: (847) 367-9462
          with a required copy to:
Johnson and Colmar
300 South Wacker Drive
Suite 1000
Chicago, Illinois 60606
Attention: Mr. Michael Bonn
Fax: (312) 922-9283
     Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, personal delivery or facsimile shall be considered to have been given when actually received by the intended recipient. A party may change his or its address for purposes of this Agreement by Notice in accordance with this Paragraph 6.
     7. Shares
     A Shareholder’s Shares shall be considered to include all shares of Company Common Stock that the Shareholder may acquire after the date of this Agreement by any means.

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     8. No Ownership Rights
     Nothing in this Voting Agreement shall be considered to vest in Parent or MergerSub any direct or indirect ownership or incidence of ownership of any of the Shareholders’ Shares.
     9. Counterparts
     This Agreement may be executed in two or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.
     10. Governing Law
     This Agreement shall be governed by the Laws of the State of Texas without regard to conflicts of laws principles.
     11. Binding Effect
     This Agreement shall apply to, be binding on and inure to the benefit of parties and their respective heirs, legal representatives, successors and permitted assigns.
     12. Irrevocable Proxy
     Each Shareholder, for consideration received, hereby appoints Mark C. Miller and Frank J.M. ten Brink and each of them as such Shareholder’s proxies, with full power of substitution in each of them, to cast on his or its behalf all votes entitled to be cast by the Shareholder in respect of the Shareholder’s Shares at the Shareholders Meeting, and at any adjournment of the meeting, “For” approval and adoption of the Merger Agreement and the Merger. This proxy is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms.

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     In witness, the parties have executed this Agreement.

Stericycle, Inc.

By	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President
and Chief Financial Officer

TMW Acquisition Corporation

By	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Vice President

SHAREHOLDER:

Abel-Kerr Investments

By:	/s/ Chris Kerr

Name:	Chris Kerr
Title:	Managing Partner

Number of Shareholder Shares: 700,000

SHAREHOLDER:

By:	/s/ Brooke P. Altenau

Brooke P. Altenau

Number of Shareholder Shares: 250,000

SHAREHOLDER:

By:	/s/ Matthew M. Altenau

Matthew M. Altenau

Number of Shareholder Shares: 250,000

SHAREHOLDER:

By:	/s/ Mark M. Altenau, M.D.

Mark M. Altenau, M.D., as joint tenant
with right of survivorship

By:	/s/ Joan P. Altenau

Joan P. Altenau, as joint tenant with
right of survivorship

Number of Shareholder Shares: 1,357,633

SHAREHOLDER:

Dr. Mark M. Altenau, IRA

By:	/s/ Dr. Mark M. Altenau IRA

Name: Mark M. Altenau
Title: owner/shareholder

Number of Shareholder Shares: 725,826

SHAREHOLDER:

By:	/s/ Victor Anderson

Victor Anderson

Number of Shareholder Shares: 100,000

SHAREHOLDER:

By:	/s/ John C. Clements

John C. Clements

Number of Shareholder Shares: 52,895

SHAREHOLDER:

Datron Intercontinental Manufacturing

By:	/s/ Sal Nuzzo

Name:	Sal Nuzzo
Title:	Trustee

By:	/s/ John Artuso

Name:	John Artuso
Title:	Trustee

Number of Shareholder Shares: 476,068

SHAREHOLDER:

Dlugensky Family Trust

By:	/s/ Edmund L. Dlugensky, Jr.

Name:	Edmund L. Dlugensky, Jr.
Title:	Trustee

Number of Shareholder Shares: 88,800

SHAREHOLDER:

Dlugensky Family Trust

By:	/s/ Angela R. Dlugensky

Name:	Angela R. Dlugensky
Title:	Trustee

Number of Shareholder Shares: 20,000

SHAREHOLDER:

Dlugensky Family Trust

By:	/s/ Edmund L. Dlugensky, Jr.

Name:	Edmund L. Dlugensky, Jr.
Title:	Trustee

By:	/s/ Angela R. Dlugensky

Name:	Angela R. Dlugensky
Title:	Trustee

Number of Shareholder Shares: 108,407

SHAREHOLDER:

By:	/s/ Duncan S. Ellsworth, Jr.

Duncan S. Ellsworth, Jr.

Number of Shareholder Shares: 151,790

SHAREHOLDER:

M-T Trust

By:	/s/ Jack Hunter

Name:	Jack Hunter
Title:	Trustee

Number of Shareholder Shares: 42,000

SHAREHOLDER:

By:	/s/ Rochelle K. Eriksen

Rochelle K. Ericksen, as joint tenant with
right of survivorship

Number of Shareholder Shares: 1,020,000

SHAREHOLDER:

By:	/s/ Michael R. Guastella

Michael R. Guastella

Number of Shareholder Shares: 50,000

SHAREHOLDER:

AB-JB Hoek Investments

By:	/s/ John Hoek

Name:	John Hoek
Title:	Managing Partner

Number of Shareholder Shares: 180,000

SHAREHOLDER:

By:	/s/ John Hoek

John Hoek

Number of Shareholder Shares: 80,000

SHAREHOLDER:

By:	/s/ Margaret L. Hoek

Margaret L. Hoek

Number of Shareholder Shares: 20,000

SHAREHOLDER:

By:	/s/ Jonathan Howard

Johnathan Howard

Number of Shareholder Shares: 250,000

SHAREHOLDER:

By:	/s/ Samuel T. Hicks

Samuel T. Hicks

Number of Shareholder Shares: 76,791

SHAREHOLDER:

Charles E. Holmen Trust, UAD Dec. 16, 1997

By:	/s/ Charles E. Holmen

Name:	Charles E. Holmen
Title:	Trustee

Number of Shareholder Shares: 446,622

SHAREHOLDER:

By:	/s/ Don McAffee

Don McAffee

Number of Shareholder Shares: 45,291

SHAREHOLDER:

By:	/s/ Don McAffee

Don McAffee

By:	/s/ Kathleen M. Garrett

Kathleen M. Garrett

Number of Shareholder Shares: 128,577

SHAREHOLDER:

By:	/s/ Don McAffee

Don McAffee on behalf of Dorothy McAfee

Number of Shareholder Shares: 14,456

SHAREHOLDER:

Don McAfee, Profit Sharing Plan, DTD August

By:	/s/ Don McAfee

Name:	Don McAfee
Title:	Trustee

Number of Shareholder Shares: 37,273

SHAREHOLDER:

By:	/s/ Kathleen M. Garrett

Kathleen M. Garrett (IRA Account)

Number of Shareholder Shares: 10,000

SHAREHOLDER:

By:	/s/ Mike McCullick

Mike McCullick

Number of Shareholder Shares: 63,290

SHAREHOLDER:

TMM Trust, FBO Mike McCullick

By:	/s/ Terry Miller

Name:	Terry Miller
Title:	Trustee

Number of Shareholder Shares: 231,000

SHAREHOLDER:

TMM Trust FBO Terry Miller

By:	/s/ Terry Miller

Name:	Terry Miller
Title:	Trustee

Number of Shareholder Shares: 410,000

SHAREHOLDER:

Seco Valley Interests, LTD

By:	/s/ Mike Miller

Name:	Mike Miller
Title:	Manager

Number of Shareholder Shares: 576,000

SHAREHOLDER:

Med-Con Waste Solutions

By:	/s/ Ken Miller

Name:	Ken Miller
Title:	President

Number of Shareholder Shares: 149,000

SHAREHOLDER:

By:	/s/ Winship B. Moody, Sr.

Winship B. Moody, Sr.

Number of Shareholder Shares: 844,162

SHAREHOLDER:

Rosene Petitti

By:	/s/ Rosene Petitti

Name:	Rosene Petitti

Number of Shareholder Shares: 2,500

SHAREHOLDER:

Petitti Family Trust

By:	/s/ Leonard Petitti

Name:	Leonard Petitti
Title:	Trustee

Number of Shareholder Shares: 35,000

SHAREHOLDER:

Leonard Petitti Profit Sharing Plan

By:	/s/ Leonard Petitti

Name:	Leonard Petitti
Title:	Trustee

Number of Shareholder Shares: 32,500

SHAREHOLDER:

By:	/s/ Marvin A. Rinne

Marvin A. Rinne

Number of Shareholder Shares: 117,900

SHAREHOLDER:

By:	/s/ Albert S. Reed, Sr.

Albert S. Reed, Sr.

Number of Shareholder Shares: 100,000

SHAREHOLDER:

By:	/s/ Stephen C. Reynolds

Stephen C. Reynolds

By:	/s/ Laure-Marie Reynolds

Laure-Marie Reynolds

Number of Shareholder Shares: 50,500

SHAREHOLDER:

By:	/s/ C. Hunter Richmond

C. Hunter Richmond

Number of Shareholder Shares: 77,500

SHAREHOLDER:

By:	/s/ C. Hunter Richmond

C. Hunter Richmond, as Trustee for the
benefit of Brandon H. Richmond

Number of Shareholder Shares: 6,250

SHAREHOLDER:

By:	/s/ C. Hunter Richmond

C. Hunter Richmond, as Trustee for the
benefit of Kelly A. Richmond

Number of Shareholder Shares: 6,250

SHAREHOLDER:

By:	/s/ Ralph H. Rinne, M.D.

Ralph H. Rinne, M.D.

Number of Shareholder Shares: 141,495

SHAREHOLDER:

Richard Stokes

By:	/s/ Richard Stokes

Name:	Richard Stokes
Title:	Shareholder

Number of Shareholder Shares: 28,000

SHAREHOLDER:

By:	/s/ R. Kent Schwab

R. Kent Schwab

Number of Shareholder Shares: 207,000

SHAREHOLDER:

Sterling Trust IRA #043791

By:	/s/ R. Kent Schwab

Name:	R. Kent Schwab
Title:

Number of Shareholder Shares: 3,000

SHAREHOLDER:

By:	/s/ Dwight Strouse

Dwight Strouse, as joint tenant with right
of survivorship

By:	/s/ Charlotte Strouse

Charlotte Strouse, as joint tenant with
right of survivorship

Number of Shareholder Shares: 166,667

SHAREHOLDER:

Tate Investments, LLC

By:	/s/ Joe Tate

Name:	Joe Tate
Title:	President

Number of Shareholder Shares: 3,944,880

SHAREHOLDER:

Gerald Ulrich

By:	/s/ Gerald Ulrich

Name:	Gerald Ulrich

By:	Gerald Ulrich

Printed Name

Number of Shareholder Shares: 64,542

Form of Shareholder Signature Page

SHAREHOLDER:

Matthew H. Fleeger

/s/ Matthew H. Fleeger

Number of Shareholder Shares: 499,626

Form of Shareholder Signature Page

SHAREHOLDER:

Preston Harris Interests, Inc.

By:	/s/ Matthew H. Fleeger

Name:	Matthew H. Fleeger
Title:	President

Number of Shareholder Shares: 670,790

EXHIBIT A

Shareholders Name	# Shares
Abele-Kerr Investments	700,000
AB-JB Hoek Investments	180,000
Hoek, John	80,000
Hoek, Margaret L.	20,000
Altenau, Brooke P.	250,000
Altenau, Mark M., M.D., & Joann P. Altenau, JTWROS	1,357,633
Altenau, Mark M., M.D., Restated Profit Sharing Plan	725,826
Altenau, Matthew M.	250,000
Anderson, Victor	100,000
Clements, John	52,895
Datron Intercontinental Manufacturing	476,068
Dlugensky Family Trust, Edmund Jr or Angela R, Trustees	108,407
Dlugensky, Angela R., Trustee for Dlugensky Family Trust	20,000
Dlugensky, Edmund L. Jr., Trustee for Dlugensky Family Trust	88,800
Ellsworth, Duncan S. Jr.	151,790
Eriksen, Vivian S. &/or Rochelle K., JTWROS	1,020,000
Fleeger, Matthew H.	499,626
Garrett, Kathleen M. (IRA account)	10,000
Guastella, Michael R.	50,000
Hicks, Samuel T.	76,791
Holmen, Charles E. Trust, UAD 12/16/97	446,622
Howard, Jonathan	250,000
McAfee, Don	45,291
McAfee, Don & Kathleen M. Garrett	128,577
McAfee, Dorothy & Don McAfee	14,456
McAfee, Don Profit Sharing Plan, DTD 8/1/93	37,273
McCullick, Mike	63,290
Med-Con Waste Solutions	149,000
Moody, Winship	844,162
M-T Trust — Jack Hunter, Trustee	42,000
Petitti Family Trust	35,000
Petitti, Rosene	2,500
Leonard Petitti Profit Sharing Plan	32,500
Preston-Harris Interests, Inc.	670,790
Reed, Albert S., Sr.	100,000
Reynolds, Stephen C & Laure-Marie	50,500
Richmond, C. Hunter, Trustee fbo Brandon H. Richmond	6,250
Richmond, C. Hunter, Trustee fbo Kelly A. Richmond	6,250
Richmond, Hunter	77,500
Rinne, Marvin A.	117,900
Rinne, Ralph H., M.D.	141,495
Schwab, Richard Kent, Sterling Trust IRA #043791	3,000
Schwab, R. Kent	207,000
Seco Valley Interests, LTD	576,000
Stokes, Richard	28,000

Shareholders Name	# Shares
Strouse, Dwight &/or Charlotte, JTWROS	166,667
Tate Investments, LLC	3,944,880
TMM Trust, FBO Mike McCullick	231,000
TMM Trust, FBO Terry Miller	410,000
Ulrich, Gerald	64,542
Total	15,110,281